EX-23.2

4

0004.txt

CONSENT OF PANNELL KERR FORSTER

[PANNELL  KERR  FORSTER  Letterhead]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Board  of  Directors

Poker.com  Inc.

1502  -  1166  Alberni  Street

Vancouver,  BC  V6E  3Z3

Canada

We consent to the incorporation by reference in the Post Effective Amendment No.1 to the Registration Statement (Form S-8), pertaining to the 1998 Stock Option Plan of Poker.com, Inc., of our reports dated March  7,  2001, February 14, 2002, March 19, 2003,  with  respect  to  the  audited  consolidated financial statements  of  Poker.com, Inc. for the year ended December 31, 2000, 2001 and 2002, respectively, included in its  Forms  10-KSB  filed  with  the  Securities  and  Exchange  Commission.

Vancouver,  Canada

August  15,  2003

PANNELL KERR FORSTER

Chartered Accountants